Exhibit 10.1

IDAGR0315	INVOICE DISCOUNTING AGREEMENT

THIS AGREEMENT AND RBS INVOICE FINANCE LIMITED’S INVOICE DISCOUNTING TERMS AND PRICING TARIFF TOGETHER FORM AN IMPORTANT CONTRACT. YOU SHOULD TAKE LEGAL ADVICE BEFORE SIGNING.
Date:    29/7/16
Client:    CARTESIAN LIMITED
RBSIF:    RBS Invoice Finance Limited of Smith House, PO Box 50 Elmwood Avenue,     Feltham, Middlesex, TW13 7QD
RBSIF’s Invoice Discounting Terms, Approved Territories List and Pricing Tariff form part of this Agreement and are available to be read and printed online. To access the Terms, Approved Territories List and Pricing Tariff go to www.rbsif.co.uk/terms and enter IDTRMS0315. Alternatively, a copy can be obtained from the Client’s Business Development Manager.
1.Facility features
A Confidential debt purchase facility to provide the Client with working capital.
2.1    Commercial Details

Approved Currencies:	Sterling
Base Funding Limit:	(Until replaced by specific Funding Limits) 10% of Outstanding Notified Debts
Concentration Percentage:	60% of all Outstanding Notified Debts
Debt Turn Target:	65 days
Funding Period:	UK Debts: 90 days from end of month of invoice
Law:	English law governs this Agreement
Minimum Period:	12 months starting on the Commencement Date
Monthly Returns Due Date:	15th day of each month
Notice Period:	6 months
Prepayment Percentage:	UK Debts: 50%
Prepayment Review Level:	£3,000,000

Exhibit 10.1

2.2    Pricing

Arrangement Fee:	£1,000 + VAT
Discount Margin:	UK Debts: 1.750%
Renewal Fee:	£1,000
Service Charge:	UK Debts: Fixed charge of £833 per month
Recoveries Management Fee:	5% of the debit balance on the Memorandum Discounting Statement at close of business on the date of the Termination Event.

3    Conditions precedent
The Client will at the Client’s expense prior to the Commencement Date deliver to RBSIF in a form satisfactory to RBSIF:

3.1	This Invoice Discounting Agreement executed by the Client.

3.2	Payment of the Arrangement Fee and any other fees the Client is liable to pay on the Commencement Date.

3.3
Sight of, and satisfaction with, the monthly management accounts of Cartesian Limited consisting of a profit & loss account and balance sheet, for the period ending 31st December 2015 and 31st May 2016 . These accounts can be internally produced.

3.4	An all Assets Debenture , executed by the Client, the cost of which (£385.00 + VAT) will be included in the Arrangement Fee.

3.5	A Deed of Priority made with Coutts & Co to allow RBSIF priority over Book Debts that fail to vest only.
4     Operational conditions

4.1	The following Debts will also be Non-notifiable Debts: Bad and doubtful Debts, Invoices raised in advance, Retentions or deposits, Stage payments and Debts subject to legal action.

4.2
The Client’s Debt turn will not exceed 65 days (the Debt Turn Target) at any time. RBSIF will measure the Debt turn each month and if the Client’s Debt turn exceeds the Debt Turn Target, RBSIF will reduce the Prepayment Percentage by the percentage that the actual Debt turn exceeds the Debt Turn Target.

4.3	Within 4 weeks of each financial month end, the Client will deliver to RBSIF the Client’s monthly management accounts consisting of a profit & loss account and balance sheet .

Exhibit 10.1

4.4
The Client’s net worth (measured by the issued share capital and retained profits, less all intangible assets) will not fall below £7.5m in any 12 month period as evidenced by the Client’s audited accounts. Should the net worth fall below £7.5m , this will be treated as a material deterioration in the financial condition of the Client.

4.5	The Client will deliver to RBSIF copies of the Client’s bank statements within 4 weeks of each month end when requested to do so .
5    Power of attorney
The Client, by way of security, irrevocably appoints RBSIF and any transferee to be the attorney of the Client (with full power of substitution and delegation) on the Client’s behalf to sign or execute all deeds, instruments and documents, endorse and/or negotiate all Remittances or pursue, continue, defend or compromise any proceedings or claims and settle any indebtedness as may be required by RBSIF to perfect RBSIF’s title to, or obtain payment of, any Debt and to secure the performance of any obligation of the Client to RBSIF or to any Customer.
6    Client particulars

6.1	Registered number: 03230513

6.2	Registered office address: DESCARTES HOUSE, 8 GATE STREET, LONDON, WC2A 3HP

6.3	Nature of business: Specialist Global Communications Consultants to the Technology and Digital Media sectors

6.4	Payment Terms: UK Debts: 30 days after invoice date

Exhibit 10.1

The Client accepts the debt purchase facility in accordance with the Agreement and the Invoice Discounting Terms and Pricing Tariff.

Executed and delivered as a deed by CARTESIAN LIMITED, the Client, acting by a director and its secretary or two directors, or a director in the presence of a witness	/s/ Dermod Ranaghan
Director
DERMOD RANAGHAN
Print Full Name (BLOCK CAPITALS)

Director/Secretary

Print Full Name (BLOCK CAPITALS)
/s/ Angela Murphy
Where only one Director signs, a witness is required	Witness’ Signature
ANGELA MURPHY
Print Witness’ Full Name (BLOCK CAPITALS)

Address

Signed for and on behalf of
RBS Invoice Finance Limited

/s/ R Hammond

Authorised Signatory

Exhibit 10.1

IDTRMS0315	INVOICE DISCOUNTING TERMS

These terms apply to invoice discounting facilities provided by RBS Invoice Finance Limited. They form part of the Agreement made by the Client with RBSIF, which refers to them.
Definitions
Applicable Rate: For sterling, National Westminster Bank Plc base rate from time to time and for other Approved Currencies, RBSIF’s cost of funds from time to time.
Approved Debt: (Credit Protection only) An undisputed Debt within a Credit Limit in respect of which all warranties and undertakings have been complied with.
Approved Territory: A country which is in the Approved Territories List.
Associate: Has the meaning given to it in section 1152 Companies Act 2006 and section 184 Consumer Credit Act 1974.
Availability: The maximum aggregate amount available to be paid by RBSIF to the Client at any time as shown on FacFlow, being no greater than the Prepayment Review Level.
Breakage Costs: If the Agreement ends before the expiry of the Minimum Period, the balance of the minimum amount of the Service Charge that is payable during the Minimum Period; and if the Client does not give written notice of at least the Notice Period, the higher of (i) the minimum amount of the Service Charge which would have been payable during the Notice Period; and (ii) for each month or part of a month that the notice is less than the Notice Period, the monthly average Service Charge debited to the Client’s account in the 6 months before the agreed Termination Date or the relevant Termination Event.
Cash Collection Target: The amount which RBSIF will tell the Client on the first banking day of each month by FacFlow or other means is the minimum value of Remittances that must be collected by the Client during the period from the first to the last banking days of the relevant month.
Commencement Date: The date of the first Prepayment.
Concentration Percentage: The maximum value of all Outstanding Notified Debts due by a Customer expressed as a percentage of all Outstanding Notified Debts.
Credit Limit: (Credit Protection only) The maximum aggregate value of Notified Debts owed by a Customer for which RBSIF is prepared to accept the Credit Risk.
Credit Risk: (Credit Protection only) The risk of loss arising from the failure of a Customer to pay an Approved Debt as a result of (i) the appointment of an administrator or a liquidator, receiver, trustee in bankruptcy or judicial factor to the Customer; (ii) the approval of a composition,

Exhibit 10.1

assignment or arrangement with or the granting of a trust deed for creditors of the Customer (Credit Risk Events); or (iii) other circumstances which RBSIF determines will prevent the collection of an Approved Debt as a result of the Customer becoming Insolvent.
Customer: A debtor of the Client under a Sale Contract.
Customer Concentration Percentage: The maximum value of all Outstanding Notified UK or Export Debts due by a Customer expressed as a percentage of all Outstanding Notified UK or Export Debts.
Debt: Any monetary claim on or obligation of a Customer under a Sale Contract (including any applicable tax or duty) present, future or contingent together with all Related Rights.
Dilutions: All credit notes, debit notes, discounts, write-offs, deductions, retentions, set-off, withholding or other adjustments applicable to Notified Debts which reduce the Notified Value.
Discounting Charge: The charge for RBSIF making Prepayments to the Client which is deducted from the purchase price of Debts, and calculated daily by applying the Discount Margin plus the Applicable Rate to the balance on the Memorandum Discounting Statement.
Discretionary Limit: An initial Credit Limit until a specific Credit Limit is established for a Customer.
Due Date: The date on which a Debt becomes payable in accordance with the Client’s Payment Terms.
Export Concentration Percentage: The maximum value of all Outstanding Export Debts expressed as a percentage of all Outstanding Notified Debts.
Export Debt: A Debt evidenced by an invoice addressed to a Customer outside the UK.
Finance Documents: The Agreement, these Terms, the Security Documents and any other agreement or ancillary documentation entered into between the Client and RBSIF.
Funding Limit: A monetary limit set by RBSIF to determine the extent to which RBSIF will make Prepayments in relation to a Customer.
Guarantor: Any person who has given a guarantee and/or indemnity of the Liabilities and Guarantee means either of these.
Ineligible Debt: A Debt (i) in respect of which the Client is in breach of any warranty or undertaking given to RBSIF; (ii) (excluding Approved Debts) which remains Outstanding at the expiry of the Funding Period; (iii) due by a Customer for which no Funding Limit has been established or which is in excess of a Funding Limit; (iv) owing by a Customer in excess of the Concentration Percentage, Customer Concentration Percentage or Export Concentration Percentage; (v) due by an Insolvent Customer (except where a Credit Limit applies); (vi) in respect of which the Client requests RBSIF

Exhibit 10.1

not to issue or continue legal proceedings for its recovery; (vii) which is a Non-notifiable Debt; or other Debts as RBSIF may specify.
Initial Debt: A Debt Outstanding on the Commencement Date.
Insolvency Proceedings: In relation to any person (i) the exercise of any distress, execution, injunction, sequestration, attachment or other legal process against assets; (ii) any proposal or convening of a meeting with a view to a composition, assignment or arrangement with or the granting of a trust deed for creditors; (iii) the convening of a meeting for the purpose of considering or passing of any resolution for winding-up or administration; (iv) the service of a notice of intention to appoint or the appointment of an administrator or a receiver; (v) the service of a statutory demand; (vi) the presentation of a petition for the administration, winding-up or bankruptcy; (vii) the making of an order for winding-up or administration or the appointment of a provisional liquidator or judicial factor; or (viii) the taking of steps towards or the coming into force of a statutory moratorium.
Insolvent: In relation to any person (i) the inability to pay debts as they fall due; (ii) intending or actually ceasing to trade; or (iii) if there are any Insolvency Proceedings.
Liabilities: Any sum (present, contingent or future) payable by the Client to RBSIF whether or not under the Agreement and any losses, costs and expenses (including legal expenses on a full indemnity basis).
Limit: Any limit, percentage, value or threshold detailed in a Finance Document.
Memorandum Discounting Statement: The account(s) operated by RBSIF to calculate Discounting Charges and to record transactions in each Approved Currency and the Client’s liability to RBSIF under the Agreement.
Nominated Account: The bank account(s) nominated and operated by RBSIF into which the Client must pay and procure that Customers pay Remittances.
Non-notifiable Debt: A Debt assigned to RBSIF which (i) is due by an Associate; (ii) is due by a Customer to whom the Client is or may be indebted; (iii) relates to goods supplied on sale or return or similar terms; (iv) arises under a Sale Contract made with a private individual or regulated by the Consumer Credit Act 1974; (v) requires immediate payment on delivery; (vi) is to be discharged wholly or in part by a letter of credit or payment against documents; (vii) is due in a currency other than an Approved Currency; (viii) is due by a Customer based outside an Approved Territory; (ix) arises from the sale of capital or fixed assets; (x) is due by a Customer who is a Sanctioned Entity; (xi) is a cash, credit card or pro-forma transaction; or (xii) other Debts as RBSIF may specify.
Notification, Notify and Notified: The method using RBSIF’s printed form, FacFlow or other means by which the Client advises RBSIF of the creation of Debts and of Dilutions.
Notified Value: The value of each Notified Debt as represented in a Notification including any applicable tax or duty and before deducting any Dilutions.

Exhibit 10.1

Outstanding: The amount of a Notified Debt which is wholly or partly unpaid and has not been reassigned by RBSIF to the Client.
Prepayment: A payment by RBSIF to the Client on account of the purchase price of a Debt not exceeding the Prepayment Percentage of the Notified Value.
Recourse: RBSIF’s right to require the Client to repurchase a Debt or Debts.
Related Rights: Any rights in relation to a Debt or Sale Contract including (i) the Client’s rights as an unpaid seller; (ii) documents of title to goods; (iii) the benefit of all insurances; (iv) all Remittances, Security, bonds, guarantees and indemnities; (v) all accounting records; (vi) the ownership of all Returned Goods; and (vii) interest.
Remittances: Cash, cheques, bills of exchange, negotiable and non-negotiable instruments, letters of credit, orders, drafts, promissory notes, electronic payments and any other form of payment received by RBSIF, the Client or the Client’s agents in payment of a Debt including monies recovered under any credit insurance policy, a refund of the VAT element of the Debt or a dividend payable in respect of the Debt.
Repurchase Price: In relation to an Outstanding Debt, the Prepayment less the value of any Remittance received and, in relation to all Outstanding Debts, the balance on the Memorandum Discounting Statement.
Reserve: An adjustment to cover Dilutions and/or Liabilities.
Returned Goods: Goods relating to a Debt which are rejected by a Customer.
Sale Contract: A contract between the Client and another person for the sale or hire of goods or the provision of services or work done and materials supplied.
Sanctioned Entity: Any person who is domiciled in a Sanctioned Territory or has been designated as a sanctions target or who is owned or controlled by or acting on behalf of a Sanctioned Entity.
Sanctioned Territory: Any country which is subject to a financial sanctions regime or has been designated as a sanctions target by the European Union, the UK or the United States of America.
Scottish Debts: Debts owed by Customers based in Scotland or arising under Sale Contracts governed by Scots law.
Security: Any mortgage, charge, trust, option, security assignment, standard security, assignation in security, pledge, hypothecation, lien, retention of title, set-off right, tracing right or any other security interest in favour of any person.
Security Documents: Any Guarantee or Security in favour of RBSIF.
Termination Date: The date on which the Agreement is validly terminated.

Exhibit 10.1

Termination Event: Any event listed as a Termination Event in these Terms.
UK: The United Kingdom of Great Britain and Northern Ireland and the Channel Islands and the Isle of Man.
Unapproved Debt: (Credit Protection only) Any Debt which is due by a Customer for whom no Credit Limit is established or whose Credit Limit is withdrawn.
1    Period of the Agreement
The Agreement begins on the Commencement Date and continues for the Minimum Period and then until terminated by either party giving written notice at any time of not less than the Notice Period.
2    Assignment

2.1	The Agreement will apply to all Debts due by Customers.

2.2
The Client assigns to RBSIF with full title guarantee every Initial Debt and all Debts created after the Commencement Date. Each Debt created after the Commencement Date will vest absolutely in RBSIF automatically on its creation and will be specifically assigned to RBSIF by the relevant Notification.

2.3	RBSIF is not obliged to reassign a Debt to the Client.
3    Notifications

3.1	The Client will Notify all Initial Debts on the Commencement Date and, after the Commencement Date, will Notify Debts at least once every seven days or as otherwise agreed with RBSIF.

3.2	Non-notifiable Debts will not be Notified to RBSIF unless RBSIF tells the Client to do so.

3.3	Debts expressed in different Approved Currencies must be Notified separately.

3.4	RBSIF may change the Approved Currencies or Approved Territories but the removal of a currency or territory will not affect Debts Notified to RBSIF before notice of the change.

3.5	If a Customer is entitled to a credit note the Client will issue and Notify it to RBSIF immediately
4    FacFlow

4.1	FacFlow is RBSIF’s electronic data transmission system. RBSIF grants the Client a non-transferable licence to use FacFlow. FacFlow, and all its content (including software), is

Exhibit 10.1

the property of RBSIF and its suppliers and is protected by copyright and other intellectual property rights.

4.2
The Client will use FacFlow for the purposes of the Agreement in accordance with procedures RBSIF provides to the Client from time to time and will keep secret and confidential all user identification and passwords and prevent access to FacFlow by unauthorised persons.

4.3	The Client will ensure that each FacFlow transmission is correct and complete and sent only by persons authorised by the Client.

4.4	The Client will notify RBSIF immediately if it knows or suspects that a FacFlow transmission is defective or corrupted.

4.5	RBSIF will maintain a record of FacFlow transmissions which will, in the absence of obvious error, be conclusive evidence of the content and times of FacFlow transmissions.

4.6	RBSIF may suspend or withdraw the use of FacFlow by the Client without notice.

4.7	RBSIF does not guarantee that the information communicated by FacFlow is accurate or correct or that FacFlow transmissions will be transmitted without delays, errors or loss of information.

4.8	The Client will pay a licence fee for using FacFlow and charges for updates and training as RBSIF advises the Client from time to time.
5    Purchase Price

5.1
If the Client does not have Credit Protection, the purchase price of each Debt is the amount received by RBSIF in discharge of the Debt less Dilutions, accrued Discounting Charge, accrued Service Charge and other deductions permitted by the Agreement.

5.2
If the Client has Credit Protection, provided the Outstanding Approved Debt exceeds the Threshold, the purchase price of an Approved Debt for which no Remittance is received is calculated by deducting an amount equivalent to the Recourse Percentage from the aggregate value of the Outstanding Approved Debt less the VAT element of the Debt and First Loss.

5.3	RBSIF will, on request from the Client, pay the purchase price, after deduction of any Prepayment and subject to Availability, in any Approved Currency.

Exhibit 10.1

6    Accounts
RBSIF will operate the Memorandum Discounting Statement and any other accounts as RBSIF considers appropriate and will provide monthly statements to the Client. Certificates signed by an official of RBSIF as to the cause, existence and amount of Liabilities are conclusive except in the case of obvious error or on any question of law.
7    Funding

7.1	RBSIF will set a Base Funding Limit which applies to all Customers and/or may set, decline or withdraw a Funding Limit for one or more Customers.

7.2	RBSIF will determine Availability and which Debts are Ineligible Debts. Following a request from the Client, RBSIF will make Prepayments subject to Availability and Limits.

7.3
RBSIF may apply Reserves for Liabilities and is entitled to designate Debts as Ineligible Debts which will reduce Availability. Ineligible Debts are not eligible for funding. The Reserves and Notified Value of Ineligible Debts will be deducted from the Notified Value of Outstanding Debts when RBSIF calculates Availability.

7.4	RBSIF may pay the Client in excess of Availability but if Availability is exceeded without RBSIF’s consent, the Client must immediately repay to RBSIF on demand any amount in excess of Availability.
8    Fees and charges

8.1	The Client will pay the fees and charges (plus VAT if applicable) detailed in the Agreement and the Pricing Tariff.

8.2	The Arrangement Fee is payable on or around the Commencement Date and the Renewal Fee on or around each anniversary of the Commencement Date.

8.3	The Client will pay all bank charges incurred by RBSIF in the negotiation or collection of Remittances and in making payments by CHAPS.

8.4	The Client will pay to RBSIF on demand all costs and expenses incurred by RBSIF in connection with:

8.4.1	the negotiation, preparation, execution and perfection of the Finance Documents and any related documents;

8.4.2	any amendment, extension, waiver, consent or suspension of rights relating to a Finance Document or any related document;

8.4.3	enforcing or preserving any rights under any Finance Document.

Exhibit 10.1

9    Service Charge

9.1
RBSIF will provide services to the Client including FacFlow and assisting with the reconciliation of the Client’s sales ledger with RBSIF’s records. If the Service Charge is a percentage of the Notified Value, it is payable on the last banking day of each month. If the Service Charge is fixed, it is payable on the last banking day of each period specified in the Agreement.

9.2
If the Service Charge is fixed, the Service Charge will be reviewed on 1 January of each year (Review Date). The Service Charge for the following year will be the greater of (i) the Service Charge payable immediately before the Review Date; or (ii) the indexed Service Charge calculated pursuant to clause 9.3.

9.3
The indexed Service Charge will be determined by multiplying the Service Charge payable immediately before the Review Date by the annual change percentage in the all items index (specified in table RP04) of the Retail Prices Index (or any official index replacing it) (RPI) during the 12 months preceding the Review Date.

9.4	RBSIF will give notice of the indexed Service Charge in the month following the Review Date.

9.5	If there is any change to the methods used to compile the RPI, the calculation of the indexed Service Charge will be made taking into account the effect of the change.
10    Discounting Charge

10.1	The Discounting Charge will be debited daily to the Memorandum Discounting Statement.

10.2
Prepayments will be debited to the Memorandum Discounting Statement on the banking day on which the Client requests a Prepayment. RBSIF will credit the value of any Remittance to the Memorandum Discounting Statement:

10.2.4
in relation to Remittances paid in cleared funds by electronic means into the Nominated Account, on the banking day that RBSIF is told by its bank that the Remittance has been received provided that the communication from its bank is received by RBSIF before 5pm on that day and if received later, on the next banking day; and

10.2.5
in relation to other Remittances, two banking days after the Remittance is paid into the Nominated Account, subject to clearance of the Remittance and provided the Client within this period either sends to RBSIF a FacFlow transmission confirming details of the payment or RBSIF receives a paying-in slip stamped by the Client’s bank or a bank approved by RBSIF. If received later, the value of the Remittance will be credited on the date of receipt of the FacFlow transmission or paying-in slip.

Exhibit 10.1

10.3	If the Memorandum Discounting Statement is in sterling, the Discounting Charge will be calculated on a year of 365 days and if in any other Approved Currency, on a year of 360 days.

10.4
If there is a change of law or regulation which increases the cost to RBSIF of providing funding, RBSIF may apply a commensurate increase to the Discounting Charge. The Client will pay the revised Discounting Charge with effect from 7 days after RBSIF gives notice.

11    Payments and set-off

11.1
All payments to RBSIF must be made without set-off and without any deduction on account of any tax duty or other charge, unless a deduction is required by law. If a deduction is required by law, the Client will increase the payment so that RBSIF receives the amount due to it before the deduction.

11.2
RBSIF may set off any Liabilities against any amount owing by RBSIF to the Client. RBSIF may exercise this right, without prior notice, both before and after demand, and to do so may convert any amount in a different currency to sterling.

11.3	RBSIF may at any time make payment to the Client of any credit balance on the Memorandum Discounting Statement.
12    Approved Currencies

12.1
If RBSIF agrees to make a payment to the Client in a different Approved Currency from that in which the Debt is invoiced, RBSIF will calculate the Prepayment on the banking day RBSIF makes the Prepayment and the purchase price on the banking day on which RBSIF credits the purchase price to the Memorandum Discounting Statement. The Client will pay or receive the benefit of any difference arising from exchange rate fluctuations.

12.2	RBSIF will use its bank’s prevailing market rate of exchange at the relevant time to:

12.2.1	convert an amount from one currency to another;

12.2.2	calculate in one currency the equivalent of an amount in another currency.
13    Collection of Debts

13.1
RBSIF appoints the Client as its agent to collect Debts and enforce Related Rights only. The Client will be responsible for all costs incurred in the collection of Debts and enforcement of Related Rights.

13.2	If the Client has a disclosed facility all communications relating to the collection of Debts must state that the Client is the authorised collection agent of RBSIF.

13.3	The Client will maintain its own sales ledgers.

Exhibit 10.1

13.4	The Client will conduct its duties as RBSIF’s agent efficiently and in good faith.

13.5	The Client will not bind RBSIF to any commitment without RBSIF’s prior written consent.

13.6	The Client must provide to RBSIF by the Monthly Returns Due Date:

13.6.1	an aged analysis of Debts Outstanding at the end of the previous month;

13.6.2	details of all Debts that are disputed or are subject to litigation;

13.6.3	a sales ledger control in RBSIF’s standard format reconciled to the aged analysis of Outstanding Debts;

13.6.4	any other information RBSIF may request.

13.7
RBSIF will measure the debt turn at close of business on the last banking day of each month. If the Client’s debt turn exceeds the Debt Turn Target, RBSIF will reduce the Prepayment Percentage by the percentage that the actual debt turn exceeds the Debt Turn Target unless the Cash Collection Target for the same month is met or exceeded.

13.8	RBSIF may cancel the agency by notice to the Client at any time.

13.9	If RBSIF cancels the agency:

13.9.1	only RBSIF is entitled to collect Debts and the Client will assist RBSIF and indemnify RBSIF against all costs incurred in the collection of Debts;

13.9.2	the Client must tell each Customer of the assignment of Debts to RBSIF on all documents in a format and at such times as RBSIF tells the Client;

13.9.3	the Client must provide to RBSIF immediately a current sales ledger.

13.10	The Client must ensure that Customers pay all Remittances to RBSIF or to the relevant Nominated Account.

13.11
If a Remittance is paid into an account held by The Royal Bank of Scotland Plc or National Westminster Bank Plc other than the Nominated Account, these Banks are authorised by the Client to transfer the Remittance to the Nominated Account.

13.12	The Client will retain copies of cheques and Remittance advices received from Customers when paying Debts and make these available to RBSIF on request.

13.13	RBSIF may permit a Customer further time to pay a Debt and/or may accept payment of a sum less than the Notified Value.

13.14	RBSIF may repay to a Customer any credit balance due to the Customer.

Exhibit 10.1

13.15	The Client consents to the appointment of Premier Audit Company Limited as agent of RBSIF to verify the value of Debts in the Client’s name.
14    Trusts

14.1	All Remittances are the property of RBSIF. Immediately on receiving a Remittance the Client must deliver the original Remittance to RBSIF or pay it into the Nominated Account.

14.2	Before delivery of a Remittance to RBSIF, the Client will hold it on trust for RBSIF and separate from the Client’s own monies.

14.3	Non-notifiable Debts are assigned to RBSIF but until RBSIF tells the Client, clauses 14.1 and 14.2 will not apply to Remittances tendered solely in payment of Non-notifiable Debts.

14.4	If any Debt and its Related Rights are not transferred to RBSIF by the Agreement, the Client will hold the Debt and its Related Rights on trust for RBSIF.
15    Warranties

15.1	The inclusion of a Debt in a Notification is a representation by the Client to RBSIF that:

15.1.1	the Sale Contract has been completely performed and the Debt is an undisputed and enforceable payment obligation of the relevant Customer;

15.1.2	the Debt is owned by the Client and not subject to Security;

15.1.3	the Debt has not been previously Notified to RBSIF;

15.1.4	the Debt is not a Non-notifiable Debt;

15.1.5	the relevant Customer is not Insolvent;

15.1.6	the Debt is payable in an Approved Currency without retention, set-off, deduction or counterclaim (other than the Settlement Discount);

15.1.7	the Debt is payable under a Sale Contract governed by English or Scots law and is freely assignable;

15.1.8	the correct details of the Customer and purchase order number appear on documents evidencing the Debt;

15.1.9	all details contained in the Notification are correct and complete.

15.2
The Client warrants that it has disclosed and will disclose to RBSIF every fact which might influence RBSIF’s decision to enter into or continue the Agreement, purchase a Debt or to accept any person as a Guarantor.

Exhibit 10.1

16    Undertakings
The Client will:

16.1	not dispose of any asset except an asset which is not subject to a fixed charge to RBSIF and which is disposed of in the ordinary course of business;

16.2	not change the nature of the Client’s business without RBSIF’s prior written consent;

16.3	not borrow from or grant any Security or guarantee to anyone except RBSIF or enter into any other agreement for the financing of its book debts without the prior written consent of RBSIF;

16.4
grant Security to RBSIF over its assets, or procure the granting of Security to RBSIF over the assets of another person as RBSIF may require, if there is a material decrease in the value of Security held by RBSIF and/or the anticipated amount recoverable in respect of Outstanding Debts;

16.5	not send any credit note to any Customer identified by RBSIF;

16.6	not cancel or vary any Sale Contract or change the Payment Terms or Settlement Discount without the consent of RBSIF;

16.7	comply with any request of RBSIF intended to preserve RBSIF’s interest in Debts and/or mitigate any Liabilities owed to RBSIF, including signing any additional documents;

16.8	inform RBSIF immediately the Client is aware of:

16.8.1	an Associate entering into an agreement for the financing of book debts;

16.8.2	a dispute with a Customer or any change in a Customer’s status, address or creditworthiness;

16.8.3	a Customer being entitled to set off against a Debt any sum owed by the Client to the Customer;

16.8.4	any change in the management or ownership of the Client or any Guarantor;

16.8.5	the Client, a Guarantor, an Associate or a Customer becoming Insolvent;

16.9	on RBSIF’s request, provide evidence of the performance of any Sale Contract;

16.10	maintain full accounting records and provide them to RBSIF on request;

16.11	permit any employee or agent of RBSIF access to any business premises of the Client to inspect goods, Returned Goods or Sale Contracts and to read, remove or copy the Client’s accounting records;

Exhibit 10.1

16.12
maintain and comply with the terms of the Client’s credit insurance policy, ensure that RBSIF is co-insured and/or first loss payee, pay all premiums when due and immediately inform RBSIF if the policy lapses or is varied or cancelled;

16.13	provide RBSIF, within ten months of each accounting reference period, a full set of financial statements, which must be audited unless otherwise agreed by RBSIF, for that period;

16.14
prepare all financial information and accounting records relating to the Client’s business consistently and in accordance with generally accepted accounting standards and provide further information regarding the Client’s financial condition as RBSIF may request;

16.15
prepare at least once every week a reconciliation of the Client’s bank and building society statements to identify any Remittances that have been paid direct to the Client and provide a copy of each reconciliation to RBSIF on request;

16.16	ensure that it complies with the Data Protection Act 1998 when transferring information to RBSIF;

16.17	adhere to any procedures relating to the Agreement required by RBSIF;

16.18	(if the Client is a limited liability partnership) not repay any capital or loan provided by its members without the prior written consent of RBSIF;

16.19
not pay to RBSIF any Debt from its own monies (except to pay to RBSIF a Remittance which has been paid direct to the Client by a Customer) or through an Associate (unless the Debt is due by the Associate) without the prior written consent of RBSIF;

16.14	comply with all applicable laws and regulations;

16.21	provide all documents and information required by RBSIF to comply with its client account opening and anti-money laundering policies and procedures;

16.22	not have any involvement or connection directly or indirectly with a Sanctioned Entity or Sanctioned Territory.
17    Limits

17.1	RBSIF may establish and vary any Limit and may vary the Prepayment Percentage at any time.

17.2	RBSIF is not obliged to explain its decisions in relation to Limits which are to be kept confidential.

Exhibit 10.1

18    Credit Protection

18.1	If the Client has Credit Protection, RBSIF will accept the Credit Risk for Approved Debts where a Credit Limit is established for the relevant Customer.

18.2
RBSIF will not accept the Credit Risk for an Initial Debt, any Non-notifiable Debt, any Debt that is less than the Threshold, any part of a Debt comprising the First Loss or the VAT element of the Debt.

18.3
Unless RBSIF tells the Client the Discretionary Limit is not applicable, it will apply to each Customer, provided that within 12 months prior to the performance of the Sale Contract the Client has obtained (and will provide copies to RBSIF on request):

18.3.1
Two trade references or a credit status report from a credit reference agency approved by RBSIF which justifies the provision of credit to the Customer for the value of Outstanding Debts due from the Customer at any time (if the Discretionary Limit is greater than £5,000, the Client will obtain a credit status report showing that the Customer has a net worth more than 3 times the credit required and that a pre-tax profit has been achieved in each of the 2 previous financial years);

18.3.2	evidence that the Customer has a landline listed in a current telephone directory.

18.4	Debts within the Discretionary Limit will not be Approved Debts if:

18.4.4	RBSIF has declined to establish a Credit Limit for the Customer;

18.4.5	the Payment Terms or Settlement Discount are different to those in the Agreement;

18.4.6	the Client fails to tell RBSIF the full name(s), address, trading style and (if any) registered number of the Customer;

18.4.7	at any time within the 12 months prior to the Notification of the Debt, the balance due by the Customer was in excess of the Discretionary Limit;

18.5	The Client will request Credit Limits either using RBSIF’s printed form or by FacFlow.

18.6	All information provided by the Client to RBSIF must be complete and accurate.

18.7	RBSIF may set, decline or withdraw a Credit Limit which will only be effective when advised in writing or by FacFlow.

18.8	The Client must immediately tell RBSIF of:

18.8.1	any change to the information originally given to RBSIF in support of an application for a Credit Limit;

Exhibit 10.1

18.8.2	any financial difficulties experienced by a Customer or the possibility of a Credit Risk Event;

18.8.3	any other information the Client knows might influence RBSIF’s decision to maintain a Credit Limit.

18.9	Debts within Credit Limits will be treated as Approved Debts in the order they are Notified.

18.10	Debts will not be Approved Debts if the Client has agreed to extend the time for payment of a Debt without RBSIF’s consent.

18.11
RBSIF may withdraw a Credit Limit if the Client does not comply with any procedure or condition relating to the provision of Credit Protection. Following the withdrawal of a Credit Limit all Outstanding Approved Debts and all future Debts of the relevant Customer will become Unapproved Debts.

18.12
If any Debt remains Outstanding 40 days after Due Date, the relevant Credit Limit will be suspended. RBSIF may lift the suspension if all Debts Outstanding 40 days after Due Date are paid before the Debts are Outstanding more than 60 days after Due Date. All Debts Notified during the suspension period within the Credit Limit will then become Approved Debts.

18.13
The Client must issue proceedings against the Customer to recover any Approved Debt before the Debt is Outstanding more than 60 days after Due Date. If an Approved Debt is Outstanding after that date, the Credit Limit will be withdrawn automatically and the Client must not deliver further goods or services to the relevant Customer on any terms (including on a cash or pro-forma basis) without RBSIF’s prior written consent.

18.14	The Client must provide RBSIF with details of action taken by the Client to collect all Approved Debts using RBSIF’s printed form, before the Debt is Outstanding more than 70 days after Due Date.

18.15
If a Credit Risk Event occurs and the Client submits a bad debt write-off request within 90 days of the Event, RBSIF will credit the purchase price of the relevant Approved Debt to the Memorandum Discounting Statement if RBSIF is satisfied that the Approved Debt is undisputed. If RBSIF requires evidence that an Approved Debt is undisputed, the Client will provide that evidence to RBSIF.

18.16	If RBSIF reassigns an Approved Debt following a Credit Risk Event:
18.16.1 the Client will use best endeavours to recover payment of the Debt (including any dividend from the estate of the Customer);
18.16.2 RBSIF may complete and lodge in the Client’s name any claim or proof of Debt in the Insolvency of the Customer;

Exhibit 10.1

18.16.3 the Client will pay to RBSIF any sums (after deduction of VAT) which the Client recovers in respect of the Approved Debt and the Client will hold those sums in trust for RBSIF until paid to RBSIF.

18.17
If RBSIF considers that the Client has not satisfactorily conducted its duties as RBSIF’s collection agent, RBSIF may tell the Client that it will no longer accept the Credit Risk in respect of any Notified Approved Debts or any Debts subsequently Notified.

19    Partnership and sole trader Clients

19.1	Agreement with or notice to or from one partner binds all partners.

19.2	The partners of a partnership Client have joint and several liability.

19.3	The Client must immediately inform RBSIF in writing of any partner ceasing to be a partner.

19.4
If a sole trader Client enters into partnership or if a new partner joins a partnership or in either case there is a change of trading style, change of domicile outside the UK, or transfer of assets to a third party, the Client will immediately inform RBSIF and at the Client’s expense sign any documentation RBSIF may require.

20    Scottish Debts
If the Client assigns Scottish Debts to RBSIF:

20.1
Clause 2.2 of these Terms will apply to all Scottish Debts and will be amended so that the words “...(and an absolute warranty in relation to Scottish Debts)...” are inserted after the words “...with full title guarantee...”.

20.2	The Client is constituted a trustee for RBSIF to hold all Scottish Debts and their Related Rights in trust for RBSIF until:

20.2.8	RBSIF receives payment in full for the Scottish Debts or RBSIF completes its title to the Scottish Debts and Related Rights;

20.2.9	RBSIF receives payment of other money or property relating to the Scottish Debts or completes title to that property.

20.3
RBSIF acknowledges intimation of the creation of the trust described above. If requested by RBSIF the Client will at its own expense give notice to any person of the trust and that any payment is to be made to RBSIF.

20.4
RBSIF may at any time require the Client, as trustee, or any other person who may have become trustee, to transfer to RBSIF absolutely the whole or any part of the property of the trust and to perform any other acts as RBSIF considers necessary to protect RBSIF’s interests.

Exhibit 10.1

21    Termination Events
RBSIF may immediately terminate the Agreement on or following:

21.1	a breach of a Finance Document or an agreement between RBSIF and an Associate;

21.2	the Client’s or a Guarantor’s repayment obligation to a third party being declared due prior to its stated maturity date or if the Client or Guarantor does not pay it when due;

21.3	a material deterioration in the financial condition of the Client or a Guarantor;

21.4	the Client, Associate or Guarantor becoming Insolvent;

21.5	the service of a notice to discontinue a Guarantee or the death of a Guarantor;

21.6	the termination of a waiver, consent or priority arrangement in favour of RBSIF;

21.7	a change in the Client’s directors, partners, ownership or control without RBSIF’s consent;

21.8	a change of the Client’s or Guarantor’s domicile to a country outside the UK;

21.9	a sole trader Client’s death or retirement or entry into partnership or change of trading style;

21.10	a new partner joining a partnership Client, a partner dying or ceasing to be a partner, or the partnership’s dissolution or change of trading style;

21.11	the commission by the Client of any offence of money laundering or any transaction giving RBSIF grounds to suspect that the Client is engaged in money laundering;

21.12	the disqualification of any director of the Client from acting as a director;

21.13	any procedure being used against the Client to attach or take possession of any of the assets of the Client;

21.14	any additional Termination Event specified in the Agreement;

21.15	any circumstances which make it unlawful in any jurisdiction for RBSIF to perform the Agreement;

21.16	any Security Document ceasing to be legal and enforceable or a party to it alleging that it is ineffective;

21.17	any other circumstances occurring which cause RBSIF to believe that the Client’s obligations to RBSIF will not be met.

Exhibit 10.1

22    Consequences of a Termination Event

22.1	On or following a Termination Event RBSIF may:

22.1.1	increase the Discounting Charge by up to 2 percentage points;

22.1.2	reduce the Prepayment Percentage to a lower percentage or zero;

22.1.3	withdraw any Limit without notice and/or designate Debts as Unapproved Debts and/or Ineligible Debts;

22.1.4	demand immediate repayment of Prepayments relating to Outstanding Debts;

22.1.5	apply a Reserve against Availability to cover Liabilities;

22.1.6	consolidate the balances on all accounts of the Client and demand payment of any Liabilities after the consolidation of the balances;

22.1.7	exercise Recourse in respect of all or any Outstanding Debts;

22.1.8	delay paying any sum due to the Client to allow for clearance of Remittances;

22.1.9	cancel the agency to collect Debts and remind Customers of RBSIF’s ownership of the Debts;
22.1.10 send to any Customer notice of the assignment of Debts to RBSIF;

22.1.11	enforce the Security Documents;
22.1.12 terminate the Agreement immediately by notice to the Client.

22.2	On the Termination Date:

22.2.6	all Outstanding Debts are subject to Recourse;

22.2.7	all Limits are withdrawn;

22.2.8
the Client must pay all Liabilities and must not cancel notices of assignment to Customers or collect any Debts until it has paid the Liabilities and RBSIF confirms that all Outstanding Debts have been reassigned;

22.2.9	the licence to use FacFlow will terminate.

22.3	As soon as practicable following the Termination Date, RBSIF will pay the Client any credit balance on the Memorandum Discounting Statement

Exhibit 10.1

23    Fees payable following Termination or a Termination Event

23.1
If the Client wishes to terminate the Agreement within the Minimum Period and/or by giving less notice than the Notice Period, RBSIF may agree to terminate the Agreement subject to terms acceptable to RBSIF including payment of Breakage Costs.

23.2
If a Termination Event is other than a breach of a Finance Document, the Recoveries Management Fee is payable in order to cover the additional administrative work needed to collect the Debts, and the Client will pay Breakage Costs if the relevant Termination Event arises within the Minimum Period or if the Client has not given written notice of not less than the Notice Period.

24    Recourse

24.1	RBSIF may exercise Recourse in respect of an Ineligible Debt and in respect of all Debts on or following the occurrence of a Termination Event or the Termination Date.

24.2	When the Client has paid the Repurchase Price for any Outstanding Debt, the relevant Debt will vest in the Client.
25    Indemnity
The Client indemnifies RBSIF against Liabilities incurred in relation to any Finance Document including the costs of establishing title to and collecting Debts.
26    Continuing rights

26.1
The termination of the Agreement will not affect rights and obligations in respect of any Debts which were created before the Termination Date including the accrual of the Discounting Charge and RBSIF’s rights to set off monies or consolidate accounts.

26.2	These rights and obligations will continue until all monies due under the Agreement have been paid.
27    Limitation of liability
RBSIF will not be liable to the Client or any Associate for any loss arising as a result of an unforeseeable event.
28    Variations
In addition to any rights detailed in the Agreement, RBSIF may change:

28.1	the countries in the Approved Territories List at any time by giving notice by FacFlow;

28.2	the Discounting Charge, Service Charge, Pricing Tariff and any other term of the Agreement by giving at least 30 days’ notice.

Exhibit 10.1

29    Disclosure of information
The Client authorises RBSIF to communicate with the Client’s Guarantors, banks, auditors, accountants and other professional advisers in relation to any bank accounts, financial information, Finance Document or other facility made between the Client and any member of the Royal Bank of Scotland Group.
30    Novation and assignment

30.1	The Client must not assign or delegate its rights, benefits or duties under the Agreement without RBSIF’s prior written consent.

30.2
RBSIF may give to anyone any information about the Client or any Finance Document in connection with any proposed transfer of, or financial arrangement relating to, any Finance Document. RBSIF may allow another person to take over any of its rights and duties under any Finance Document.

31    Service of notices

31.1	All consents, notices and other communications must be in writing.

31.2	RBSIF may deliver a communication in person or by post, FacFlow, email or fax to the Client at:

31.2.1	the contact details last known to RBSIF; or

31.2.2	the Client’s registered office.

31.3	A communication by RBSIF will be deemed given:

31.3.4	if delivered in person, at the time of delivery; or

31.3.5	if by post, on the day after posting; or

31.3.6	if by FacFlow, email or fax, at the time of sending.

31.4	The Client must serve notice in writing to the address of RBSIF detailed on page 1 of the Agreement.
32    Miscellaneous

32.1	A reference to a document is to the document as varied, restated, replaced or novated.

32.2	The singular includes the plural and vice versa.

32.3	A reference to a statute is to it as re-enacted, amended or replaced from time to time.

32.4	A reference to RBSIF includes its successors.

Exhibit 10.1

32.5	RBSIF may rely upon any signature, act or communication sent by a person purporting to be authorized to act on behalf of the Client even if that person lacked the relevant authority.
33    Law

33.1
If the Agreement is governed by the law of England and Wales, the courts of England and Wales have exclusive jurisdiction and if the Agreement is governed by Scots law, the Scottish courts have exclusive jurisdiction to determine any dispute or claims relating to the Agreement or its formation (including non-contractual disputes or claims).

33.2
For the benefit of RBSIF the Client irrevocably submits to the jurisdiction of the relevant courts and irrevocably agrees that a judgment in any proceedings in connection with the Agreement by those courts will be conclusive and binding on the Client and may be enforced against the Client in the courts of any other jurisdiction.